                                                                    EXHIBIT 10.3

                     EXHIBIT 3 to RESTRICTED STOCK AGREEMENT
                     ---------------------------------------

                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement is entered into as of June 1, 2001 (the "Effective Date"), by and among DAOU Systems, Inc., a Delaware corporation (the "Company"), and Vincent Roach (the "Pledgor"), with reference to the following facts:

                              Background Statement

         The Company has agreed to sell to Pledgor 2.5 million shares of the Company's common stock, par value $.001 per share (the "Shares"), pursuant to
                                                        ------
that certain Stock Purchase Agreement, by and between the Company and Pledgor, dated June 1, 2001 (the "Purchase Agreement").
                         ------------------

         In addition the Company has agreed to loan to Pledgor $725,000 as evidenced by that certain Secured Promissory Note (the "Note") dated June 1,
                                                        ----
2001.

         As a material inducement for the Company to make the loan to Pledgor and to enter into the Purchase Agreement, Pledgor has agreed to secure his obligations under the Note by granting the Company a first priority security interest in the Shares.

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties hereby agree as follows:

         1.  Security. The term "Pledged Stock" shall mean the 2.5 million
             --------            -------------
Shares registered in the name of Pledgor, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such Shares, and all proceeds of the foregoing, as further described in and subject to the provisions of Section 4
                                                                    ---------
below, now or hereafter owned or acquired by Pledgor.

         2.  Grant of Security Interest. As security for full and timely
             --------------------------
payment, performance and satisfaction of the Obligations (as defined in
Section 3), Pledgor hereby grant to the Company a first priority security
---------
interest in the Pledged Stock. Upon the execution hereof, the Pledged Stock and any related stock powers will be deposited in escrow with the Company pursuant to Section 1.9 of the Purchase Agreement.

         3.  Obligations of Pledgor.  As used herein, the term "Obligations"
             -----------------------                            -----------
shall mean all of Pledgor's obligations, covenants and agreements under the Note.

         4.  Pledged Stock.  In the event Pledgor will become entitled to
             -------------
receive or will receive, in connection with any of the Pledged Stock, (a) any stock certificate, including any certificate representing a stock dividend or any certificate in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split or spin-off, (b) any option, warrant or right, whether as an addition to or in substitution of any of the Pledged Stock, or otherwise, (c) any dividend or distribution payable in property, including securities issued as a dividend on the Pledged Stock, or (d) any other distributions of any kind whatsoever, Pledgor will accept the same as encumbered by the security interest created hereby, and will deliver the same forthwith to the Company as the escrow agent (the "Escrow Agent"), in the exact form received, including as appropriate, Pledgor's endorsement or appropriate stock power duly executed in blank, as appropriate, to be held by the Escrow Agent, as a part of the Pledged Stock, subject to the terms hereof; provided, however, that as long as no Default (as defined in Section 7) is in existence, Pledgor
                                          ---------
will have sole voting rights with respect to the Pledged Stock.

         5.  Representations and Warranties of Pledgor. Pledgor warrants and
             -----------------------------------------
represents to the Company that: (a) he has the power and authority to enter into this Agreement and has the power and authority to pledge the Pledged Stock for the purposes described herein, (b) Pledgor is the legal and beneficial owner of all of the Pledged Stock, (c) all of the shares of the Pledged Stock are owned by Pledgor free of any pledge, mortgage, lien or security interest of any kind, except as created hereby, (d) the execution and delivery by Pledgor of this Agreement, and the performance of its terms, will not result in any violation or default under the terms of any agreement or instrument, or any law or governmental rule or regulation applicable to Pledgor or the Pledged Stock, and
(e) upon execution and delivery by Pledgor of this Agreement and upon delivery of the Pledged Stock to Escrow Agent, this Agreement will create a valid and perfected first priority security interest in the Pledged Stock, and the proceeds thereof, subject to no prior security interest.

         6.  Transfer of Interests. Pledgor hereby covenants that, until such
             ---------------------
time as the Obligations have been fully paid, performed and satisfied, except as set forth in Section 1.2 of the Purchase Agreement, Pledgor will not sell, convey or otherwise dispose of any of the Pledged Stock or any interest therein, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock, or the proceeds thereof, other than the security interest created hereby. No transfer shall be valid unless and until the transferee agrees that such transfer is subject to the preexisting security interest created hereby and such transferee executes a pledge agreement reasonably satisfactory to the Company.

         7.  Default.  As used herein, the term "Default" will mean the failure
             -------                             -------
of full and timely payment or performance and satisfaction of any of the Obligations.

         8.  Rights of the Company. Upon the occurrence of a Default, the
             ---------------------
Company may, at its option, do any one or more of the following: (a) declare all indebtedness of Pledgor to Company to be immediately due and payable, whereupon all unpaid principal and interest under the Note will become and be immediately due and payable; (b) exercise any and all of the rights and remedies of a secured party as provided for by law; (c) proceed by an action or actions at law or in equity to recover the obligations secured hereby or to foreclose under the terms of this Agreement and the Note and sell the collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; (d) proceed immediately to have any or all of the Pledged Stock registered in the Company's name or in the name of a nominee; (e) enforce one or more remedies hereunder, successively or concurrently; and (f) proceed immediately to dispose of and realize upon the Pledged Stock, or any part thereof, and in connection therewith, sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Company's offices or elsewhere, at such prices and on such terms as the Company may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right of the Company or any purchaser to purchase at any such sale either the whole or any part of the Pledged Stock (in connection with any such sale or disposition, the Company need not give more than thirty (30) calendar days notice of the time and place of any public sale or of the time after which a private sale may take place, which notice to Pledgor hereby acknowledges to be reasonable).

         9.  Proceeds. The proceeds of any disposition of all or any part of the
             --------
Pledged Stock, as provided in Section 8, will be applied as follows: (a) first,
                              ---------
to the costs and expenses incurred in connection therewith or incidental thereto, including the Company's attorneys' fees and legal expenses; (b) second, to the satisfaction of the Obligations; (c) third, to the payment of any other amounts required by applicable law; and (d) fourth, to Pledgor to the extent of any surplus remaining. In the event that there is any deficiency due to the fact that the proceeds from the aforesaid disposition of the Pledged Stock were inadequate to satisfy the Obligations, Pledgor will not be liable to the Company for such deficiency.

         10. Private Sale. Pledgor recognize and acknowledge that the company
             ------------
may be unable to effect a public sale of all or a part of the Pledged Stock and may elect to resort to one or more private sales to purchasers who will be obligated to agree, among other things, to acquire the Pledged Stock for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those of public sales, and agrees that such private sales will be deemed to have been made in a commercially reasonable manner and that the Company has no obligation to delay sale of any Pledged Stock to permit Pledgor to register it for public sale under the Securities Act of 1933, as amended.

         11. Release of Pledged Stock. Upon the execution hereof, Pledgor will
             ------------------------
deliver to Escrow Agent the stock certificates representing the Pledged Stock, including Pledgor's endorsement thereon or appropriate stock powers duly executed in blank, as appropriate, to be held by the Escrow Agent in accordance with the terms of this Agreement and Section 1.9 of the Purchase Agreement.

         12. Performance by Pledgor. Upon full payment and performance of all of
             ----------------------
the Obligations by Pledgor and upon payment of all additional costs and expenses provided herein, this Agreement will terminate, and the Company will deliver or caused to be delivered to Pledgor, such of the Pledged Stock that has not been sold or otherwise disposed of pursuant to this Agreement.

         13. Remedies.  The rights and remedies provided herein are cumulative
             --------
and are in addition to, and not exclusive of, any rights or remedies provided in other instruments and agreements between the Company and Pledgor, or as provided by law.

         14. Legend.  As long as the shares are subject to this Agreement, such
             ------
shares shall bear the following legend:

         THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THAT CERTAIN STOCK PLEDGE AGREEMENT, DATED JUNE 1, 2001 BY AND BETWEEN DAOU SYSTEMS, INC. AND VINCENT ROACH AND MAY NOT BE ASSIGNED, SOLD OR TRANSFERRED EXCEPT AS PROVIDED THEREIN.

         15. Successors and Assigns.  This Agreement is binding upon and will
             ----------------------
inure to the benefit of the parties hereto, and their successors and assigns.

         16. Governing Law. This Agreement will be governed by and construed in
             -------------
accordance with California law, without regards to the principles of the conflict of laws.

         17. Notices. All notices, consents, waivers, and other communications
             -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Company:            DAOU Systems, Inc.
                                   5120 Shoreham Place
                                   San Diego, California 92122
                                   Attention: Jim Roberto
                                   Facsimile No.:  (858) 452-1338

         With a copy to:           Baker & McKenzie
                                   101 W. Broadway, 12th Floor
                                   San Diego, California  92121-3890
                                   Attention:  Abby B. Silverman
                                   Facsimile No.:  (619) 236-0429

         If to Pledgor:            Vincent Roach
                                   101 West Washington Street, Suite 1110-E
                                   Indianapolis, IN  46240

         With a copy to:           Gibson, Dunn & Crutcher, LLP
                                   1050 Connecticut Avenue, N.W.
                                   Washington, DC  20036-5306
                                   Attention: Brian Lane
                                   Facsimile No.: (202) 530-9589

         18. Entire Agreement. This Agreement and any other agreement expressly
             ----------------
referred to herein supersedes any and all other agreements, either oral or in writing, among the parties hereto, with respect to the subject matter hereof and contains all of the covenants and agreements among the parties with respect to the subject matter hereof.

         19. Waiver; Modification. No term or condition of this Agreement will
             --------------------
be deemed to have been waived nor will there by any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel. No amendment or modification of this Agreement will be deemed effective unless and until executed in writing by all of the parties hereto.

         20. Severability.  All agreements and covenants contained herein are
             ------------
severable and in the event that any of them will be held to be invalid by any court of competent jurisdiction, this Agreement will be interpreted as if such invalid agreements or covenants were not contained herein.

         21. Delay; Time of Essence. No failure or delay by a party in
             ----------------------
exercising any right, power, or privilege hereunder will operate as a waiver thereof, and no single or partial exercise thereof will preclude any other or further exercise or the exercise of any other right, power, or privilege. Time is of the essence of each and every provision of this Agreement of which time is an element.

         22. Attorneys' Fees.  In any action or proceeding brought to enforce or
             ---------------
interpret any provision of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement effective as of the date first written above.

Pledgor:

By:  /s/ Vincent K. Roach
   -----------------------------------------------
     Vincent Roach

The Company

DAOU Systems, Inc.



By:  /s/ James T. Roberto
   --------------------------------------------------
Name:  James T. Roberto
     ------------------------------------------------
Its:  Chief Executive Officer
    -------------------------------------------------






                    Signature Page to Stock Pledge Agreement,
                            Executed August 1, 2001,
               to be Effective as of the Date First Written Above